UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 18, 2018

Motors Liquidation Company GUC Trust

(Exact Name of Registrant as Specified in Charter)

Delaware	1-43	45-6194071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Wilmington Trust Company, as trust administrator and trustee Attn: Beth A. Andrews, Vice President Rodney Square North 1100 North Market Street Wilmington, Delaware	19890-1615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 636-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

As previously disclosed, including most recently on November 13, 2017 in its Quarterly Report on Form 10-Q (the “November 2017 10-Q”), the Motors Liquidation Company GUC Trust (the “GUC Trust”) is involved in litigation concerning purported economic losses, personal injuries and/or death suffered by certain lessees and owners of vehicles (such persons, “Potential Plaintiffs”) manufactured by General Motors Corporation prior to its sale of substantially all of its assets to NGMCO, Inc., n/k/a General Motors LLC (“New GM”). Certain of the Potential Plaintiffs have filed lawsuits against New GM, filed motions seeking authority from the Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) to file claims against the GUC Trust (the “Late Claims Motions”), or are members of a putative class covered by those actions.

As previously disclosed, including most recently in its November 2017 10-Q, the GUC Trust was previously engaged in discussions with certain of the Potential Plaintiffs regarding a potential settlement of the Late Claims Motions and various related issues (the “Potential Plaintiff Settlement”), and such discussions had meaningfully progressed. The GUC Trust ultimately did not execute the Potential Plaintiff Settlement. Instead, after careful consideration and negotiations, the GUC Trust entered into a Forbearance Agreement (the “Forbearance Agreement”) with New GM by which (i) the GUC Trust agreed not to seek an order estimating the claims of the Potential Plaintiffs or seek the issuance of additional “Adjustment Shares” from New GM until the final resolution of certain litigation, (ii) New GM agreed to pay the costs of the GUC Trust’s litigation in connection with the Late Claims Motions and related litigation, and (iii) New GM and the GUC Trust agreed to negotiate an appropriate rate of return from New GM should any GUC Trust distributions be held up solely due to the Late Claims Motions litigation.

On September 11, 2017, the Potential Plaintiffs filed a motion with the Bankruptcy Court seeking an order that the Potential Plaintiff Settlement was binding on the GUC Trust notwithstanding the fact that no party executed the Potential Plaintiff Settlement (the “Motion to Enforce”). On September 12, 2017, the GUC Trust filed a motion seeking approval of the Forbearance Agreement (the “Forbearance Motion”).

On January 18, 2018, the Bankruptcy Court entered a Memorandum Opinion and Order (the “Enforcement Decision”) denying the Potential Plaintiffs’ Motion to Enforce. In denying the Motion to Enforce, the Bankruptcy Court found that the unexecuted Potential Plaintiff Settlement was not enforceable because it contained an unambiguous provision that it would not become enforceable until executed. In so finding, however, the Bankruptcy Court also found, among other things, that the GUC Trust’s decision to abandon the Potential Plaintiff Settlement in lieu of the Forbearance Agreement was a “flouting of the spirit of the law” and “founded in bad faith.” The GUC Trust disagrees with these findings by the Bankruptcy Court and is determining whether to appeal or otherwise formally contest them.

The Bankruptcy Court further directed in the Enforcement Decision that counsel for all relevant parties promptly meet and confer to draft a proposed schedule for completing discovery, briefing and hearings of the Late Claims Motions. Counsel were directed to file an agreed proposed schedule, or separate proposed schedules if no agreement can be reached, on or before February 9, 2018. Counsel for the GUC Trust has taken steps to comply with the Bankruptcy Court’s direction. The Bankruptcy Court will conduct a scheduling conference on February 21, 2018 at 10 a.m.

The Bankruptcy Court also cautioned in the Enforcement Decision that approval of the Forbearance Agreement “may not be forthcoming.” As of the date hereof, no hearing with respect to the Forbearance Motion has been scheduled by the Bankruptcy Court.

A copy of the Enforcement Decision is filed as Exhibit 99.1 to this Form 8-K and the full text thereof is incorporated by reference herein in full.

Item 9.01 Exhibits.

Exhibit No.	Description
99.1	Enforcement Decision

EXHIBIT INDEX

Exhibit No.	Description
99.1	Enforcement Decision

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2018

MOTORS LIQUIDATION COMPANY GUC TRUST

By: Wilmington Trust Company, not in its individual capacity, but solely in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust

By:	/s/ Beth A. Andrews
Name:	Beth A. Andrews
Title:	Vice President of Wilmington Trust Company

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